SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2019

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Commission File Number 0-51331

Maryland    75-3199276
(State or Other Jurisdiction    (I.R.S. Employer
of Incorporation)    Identification No.)
15W060 North Frontage Road, Burr Ridge, Illinois 60527
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2019, John W. Palmer resigned as a member of the Board of Directors (the “Board”) of BankFinancial Corporation (the “Company”). Mr. Palmer’s resignation was submitted in connection with an agreement between the Company and the PL Capital Fund Parties (defined in Item 8.01, below) which contemplates the Company's repurchase of 700,000 shares of the Company’s common stock held by the PL Capital Fund Parties, as described in more detail below. Prior to the contemplated repurchase, the PL Capital Fund Parties held 1,687,549 shares of the Company's common stock. The resignation did not result from any disagreements with management or the Board, including regarding any matter relating to the Company’s operations, policies or practices. Mr. Palmer’s term as a Director was scheduled to expire at the Company’s 2020 Annual Meeting of Stockholders.

Item 8.01    Other Events.
In connection with the resignation described above, on February 26, 2019, the Company entered into a Stock Purchase Agreement with Financial Edge Fund, L.P, Financial Edge - Strategic Fund, L.P., PL Capital/Focused Fund, L.P., and Goodbody/PL Capital, L.P. (the "PL Capital Fund Parties" and collectively with PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, Lashley Family 2011 Trust, Albernet OU, Dr. Irving Smokler, Beth Lashley, John W. Palmer and Richard J. Lashley, the “PL Capital Parties”). Under the Stock Purchase Agreement, and subject to the terms and conditions set forth therein, the PL Capital Fund Parties agreed to sell to the Company 700,000 shares of the Company’s common stock.
In addition, on February 26, 2019, the Company and the PL Capital Parties entered into an Amendment to Restated Standstill Agreement (the “Amended Standstill Agreement”). Pursuant to the Amended Standstill Agreement, the Company is no longer obligated to appoint or nominate Mr. Palmer to serve as a Director of the Company, and the other contractual arrangements that are presently in place under the Restated Standstill Agreement, dated April 21, 2017, between the Company and the PL Capital Parties, will terminate effective December 31, 2019.
The foregoing summary of the Stock Purchase Agreement and the Amended Standstill Agreement is not complete and is subject to, and qualified in its entirety by the text of the Stock Purchase Agreement and the Amended Standstill Agreement, which are attached as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
On February 26, 2019, the Company issued a press release relating to the resignation of Mr. Palmer, the Stock Purchase Agreement and the Amended Standstill Agreement, which press release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)    Not Applicable.
(b)    Not Applicable.
(c)    Not Applicable.
(d)    Exhibits.

Exhibit No.    Description
99.1Stock Purchase Agreement, dated February 26, 2019, by and between BankFinancial Corporation and Financial Edge Fund, L.P, Financial Edge - Strategic Fund, L.P., PL Capital/Focused Fund, L.P. and Goodbody/PL Capital, L.P.
99.2Amendment to Restated Standstill Agreement, dated February 26, 2019, by and between BankFinancial Corporation and Financial Edge Fund, L.P, Financial Edge - Strategic Fund, L.P., PL Capital/Focused Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, Lashley Family 2011 Trust, Albernet OU, Dr. Irving Smokler, Beth Lashley, John W. Palmer and Richard J. Lashley.
99.3 Press Release dated February 26, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	February 26, 2019	BANKFINANCIAL CORPORATION
		By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer